EXHIBIT 21.1

                    SUBSIDIARIES OF CANANDAIGUA BRANDS, INC.


         STATE OF INCORPORATION         SUBSIDIARY

                New York                Batavia Wine Cellars, Inc.
                New York                Canandaigua Wine Company, Inc.
                New York                Canandaigua Europe Limited
                New York                Roberts Trading Corp.
                Delaware                Barton Incorporated
                Delaware                Barton Brands, Ltd.
                Maryland                Barton Beers, Ltd.
                Connecticut             Barton Brands of California, Inc.
                Georgia                 Barton Brands of Georgia, Inc.
                New York                Barton Distillers Import Corp.
                Delaware                Barton Financial Corporation
                Wisconsin               Stevens Point Beverage Co.
                Illinois                Monarch Import Company
                Georgia                 The Viking Distillery, Inc.